UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware 333-102629 45-0486747
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment   of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 30, 2007, Dyadic International, Inc.’s (the “Registrant”) board of directors elected Wayne Moor, the Registrant’s interim chief executive officer, as a Class I director for a term expiring in 2008. There are no arrangements or understandings between Mr. Moor and any other person pursuant to which Mr. Moor was selected as a director. Upon being elected as a director, Mr. Moor was appointed as a member of the executive committee of the board of directors. The Registrant is a party to an employment agreement with Mr. Moor, the material terms of which agreement is described in the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Mr. Moor’s compensation in 2006 arising from this employment agreement has been reported by the Registrant pursuant to Item 402 of Regulation S-B in such Annual Report on Form 10-KSB. There are no other relationships or related transactions between Mr. Moor and the Registrant of the type required to be disclosed under Item 404(a) of Regulation S-B. In accordance with the Registrant’s bylaws, the board of directors increased the number of Class I directors to three and fixed the total number of directors of the board at seven.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: June 1, 2007   By:  /s/ Lisa De La Pointe___
Name: Lisa De La Pointe
Title:	Interim Chief Financial Officer